As filed with the Securities and Exchange Commission on January 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARCELLX, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-2855917
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

800 Bridge Parkway

Redwood City, CA 94065

(240) 327-0630

(Address of principal executive offices, including zip code)

2022 Equity Incentive Plan

2022 Employee Stock Purchase Plan

(Full title of the plan)

Rami Elghandour

President, Chief Executive Officer and Chairman of the Board of Directors

Arcellx, Inc.

800 Bridge Parkway

Redwood City, CA 94065

(240) 327-0630

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Dan Koeppen	Maryam Abdul-Kareem
Robert L. Wernli Jr.	General Counsel
Jennifer Fang	Arcellx, Inc.
Wilson Sonsini Goodrich & Rosati, P.C.	800 Bridge Parkway
1301 Avenue of the Americas	Redwood City, CA 94065
40th Floor	(240) 327-0630
New York, New York 10019
(212) 999-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Arcellx, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 2,714,041 additional shares of common stock under the Registrant’s 2022 Equity Incentive Plan (the “2022 Plan”), pursuant to the provision of the 2022 Plan providing for such automatic increase in the number of shares reserved for issuance, and (ii) 312,500 additional shares of common stock under the Registrant’s 2022 Employee Stock Purchase Plan (the “2022 ESPP”), pursuant to the provision of the 2022 ESPP providing for such automatic increase in the number of shares reserved for issuance.

Accordingly, contents of (i) the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on February 7, 2022 (File No. 333-262571) (the “2022 Form S-8”), (ii) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on January 3, 2023 (File No. 333-269105) (the “2023 Form S-8”) and (iii) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on January 2, 2024 (File No. 333-276346) (the “2024 Form S-8”, and together with the 2022 Form S-8 and 2023 Form S-8, the “Previous Forms S-8”), including the information incorporated by reference therein and the periodic reports filed after the Previous Forms S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8 (the “Registration Statement”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 28, 2024;

(2)

All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (1) above; and

(3)

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on February 1, 2022 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith

4.1	Specimen Common Stock Certificate	S-1/A	333-262191	4.2	1/31/22

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)					X

24.1	Power of Attorney					X

99.1	2022 Equity Incentive Plan and forms of agreements thereunder	S-1/A	333-262191	10.3	1/31/22

99.2	Amended and Restated 2022 Employee Stock Purchase Plan	10-Q	001-41259	10.1	11/14/22

107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, California, on January 3, 2025.

ARCELLX, INC.

By:	/s/ Rami Elghandour
Rami Elghandour
President, Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rami Elghandour	President, Chief Executive Officer and Chairman	January 3, 2025
Rami Elghandour	(Principal Executive Officer)

/s/ Michelle Gilson	Chief Financial Officer	January 3, 2025
Michelle Gilson	(Principal Financial and Accounting Officer)

*	Director	January 3, 2025
Ali Behbahani

*	Director	January 3, 2025
Jill Carroll

*	Director	January 3, 2025
David Lubner

*	Director	January 3, 2025
Kavita Patel

*	Director	January 3, 2025
Olivia Ware

*	Director	January 3, 2025
Derek Yoon

*By:	/s/ Maryam Abdul-Kareem
Maryam Abdul-Kareem
Attorney-in-Fact